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                                                                      EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-123519) pertaining to the TRW Canada Limited Retirement Savings Plan (formerly referred to as the TRW Canada Limited Employee Savings
Plan) of our report dated April 28, 2006, with respect to the financial statements of the TRW Canada Limited Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.



                                        /s/ Ernst & Young LLP

Toronto, Canada
May 1, 2006